UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 11, 2024, Inseego Corp. (the “Company”) issued a press release regarding the matters described below. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Prepayments Under Loan Agreement

The Company announced that, to date, the Company has voluntarily prepaid an aggregate of $9.5 million of the Company’s obligations under the Loan and Security Agreement, dated June 28, 2024 (the “Loan Agreement”), among the Company, South Ocean Funding, LLC (“South Ocean”), certain participant lenders (the “Participating Lenders”) and certain subsidiaries of the Company, which Loan Agreement was previously described in the Current Report on Form 8-K filed by the Company on July 1, 2024. As previously disclosed, affiliates of South Ocean and North Sound Ventures, LP, one of the Participating Lenders, may be deemed to beneficially own more than 5% of the Company’s outstanding Common Stock, and Philip Brace, the Company’s Executive Chairman, is the other Participating Lender. James B. Avery, a member of the Company’s Board of Directors, currently serves as Senior Managing Director of Tavistock Group, an affiliate of Lender.

Exchange Term Sheet

The Company also announced that it had entered into a binding exchange term sheet (the “Exchange Term Sheet”) with a holder of $5 million in principal amount of the Company’s outstanding 3.25% convertible notes due 2025 (the “2025 Convertible Notes”). Pursuant to the Exchange Term Sheet, the holder agreed to exchange the 2025 Convertible Notes that it currently holds for (i) $4.25 million in principal amount of new long-term senior secured notes (the “New Notes”), and (ii) warrants (the “Exchange Warrants”) to purchase an aggregate of 370,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The New Notes and the Exchange Warrants to be issued pursuant to the Exchange Term Sheet will be the same as the new long-term senior secured notes and warrants, respectively, to be issued pursuant to the separate binding exchange term sheets previously entered into between the Company and certain other holders of 2025 Convertible Notes, as described in the current report filed by the Company on July 1, 2024, except that the exercise price of the Exchange Warrants will be $13.77. The Exchange Term Sheet expires on December 31, 2024, and it is anticipated that the transactions contemplated by the Exchange Term Sheet will be consummated by that time.

To date, the Company has repurchased or entered into binding agreements to repurchase and/or exchange approximately $147 million or 91% of face value of the outstanding 2025 Convertible Notes.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed with this report:

99.1	Press release dated September 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: September 11, 2024	By:	/s/ Steven Gatoff
Name: Steven Gatoff
Title: Chief Financial Officer

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